UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2024

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Capital Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.  Change in Registrant’s Certifying Accountants

(a) Dismissal of Independent Registered Public Accounting Firm

On August 19, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”) of Cyclacel Pharmaceuticals, Inc. (the “Company”) approved the dismissal of RSM US LLP, (“RSM”) as the Company’s independent registered public accounting firm, effective immediately. On August 19, 2024, RSM was informed of such dismissal.

RSM’s audit report on the Company’s financial statements for the fiscal year ended December 31, 2023, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. RSM’s audit reports on the Company’s financial statements for the years ended December 31, 2023 and December 31, 2022, were prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the existence of substantial doubt as to the Company’s ability to continue as a going concern as the Company did not and does not currently have sufficient funds to complete development and commercialization.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through June 30, 2024: (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the following material weakness in the Company’s internal control over financial reporting which existed during the Company’s fiscal year ended December 31, 2023 and the subsequent interim period through June 30, 2024, as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Part I, Item 4 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, respectively: material weaknesses in our internal control over financial reporting associated with the design of our controls over the accounting treatment of contractually required deposits and the accounting treatment for complex non-routine equity transactions. Specifically, we did not effectively design controls to properly account for contractually required deposits and complex non-routine equity transactions. The Company’s remediation process is ongoing as of June 30, 2024.

The Company provided RSM with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested RSM to furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of RSM’s letter dated August 22, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

•	On August 19, 2024, the Audit Committee approved the engagement of Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, effective immediately.

During the Company’s two most recent fiscal years ended December 31, 2023 and December 31, 2022 and through the date of this Current Report on Form 8-K, neither the Company nor anyone acting on its behalf consulted with Crowe regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of RSM US LLP, dated August 22, 2024

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President-Finance, Chief Financial Officer and Chief Operating Officer

Date: August 22, 2024